OFFER TO PURCHASE

TO:           HERSHEY CANADA INC.
c/o Jeffrey S. Edleman
The Hershey Company
100 Crystal A Drive
Hershey, PA 17033-0810
USA

1.
OFFER TO PURCHASE. The undersigned, Aquablue International, Inc. (the “ Purchaser ”) hereby offers to purchase from Hershey Canada, Inc. (the “ Vendor ”), upon and subject to the terms and conditions hereinafter set forth, the following:

1.1 the property comprising approximately 39.6 acres known municipally as 1 Hershey Drive, Smith Falls, Ontario, legally described as set out in Schedule “A” (herinafter referred to as the “ Property ”), AND

1.2 the assets described in the list submitted by Mr. Jeff Edleman from Hershey to Mr. Dan Villeneuive from Aquablue International on March 4, 2009 as set out in Schedule A-1 (herinafter described as the “ Assets ”), excluding those assets to be described and provided, no later than 5:00pm,. Toronto time, on the 9 th of March 2009, to the Purchaser by the Vendor in a list of assets which do not form part of this Offer, as set out in Schedule A-2 (the “ Excluded Assets ”). Notwithstanding the foregoing, the Parties recognize that many assets are physically at the Property and not included in the Assets, and a few assets included in the Assets may have been removed from the Property. Therefore, the definition of the personal property to be sold is all of the Vendor-owned asset physically at the Property, except for those noted as Excluded Assets.

2.	PURCHASE PRICE. The purchase price (the “ Purchase Price ”) for the Property shall be the sum of Nine Million Dollars ($9,000,000 CAN) with the Purchase Price being allocated as follows:

2.1 Four Million, Five Hundred Thousand Dollars ($4,500,000) to the Property and Four Million, Five Hundred Thousand Dollars ($4,500,000) to the Assets, payable at closing, by certified cheque or bank draft to the Vendor, subject to the adjustments contained in this Agreement, shall be paid by certified cheque at Closing to the Vendor or as the Vendor may otherwise direct.

3.
CLOSING. The transaction contemplated hereunder shall be completed on march 27, 2009, or a date to be mutually agreed upon by the parties (hereinafter referred to as the “ Closing ”). The Vendor and the Purchaser covenant and agree to cause their respective solicitors to enter into a document registration agreement (the “DRA”) to govern the electronic submission for the transfer/deed for the Property to the applicable Land Registry Office. The DRA shall outline or establish the procedures and timing for completing all registrations electronically and provide for all closing documents an closing funds to be held in escrow pending the submission of the transfer/deed to the Land Registry Office an its acceptance by virtue of being assigned a registration number. The DRA shall also provide that if there is a problem with the Teraview electronic registration system which does not allow the parties to electronically register all registration documents on Closing, the closing Date shall be deemed to be extended until the next day when the said system is accessible and operating for the applicable Land Registry Office applicable to the Property.

Page - 1

4.	BROKERAGE FEE

Brokerage Fees with respect to the sale of the Property shall be paid by CB Richard Ellis and shall be the sole responsibility of the Vendor.

5.	CONDITIONS

5.1 Within five (5) business days of acceptance of this agreement the Vendor shall, at its sole expense, furnish the Purchaser with:

5.1.1 the Transfer/Deed of Land, and legal description of the Property;

5.1.2 a plan of survey relating to the Property which the Vendor may have in its possession or control;

5.1.3 copies of any, equipment leases, service and maintenance contracts, and any other contracts or agreements relating to the Property that cannot be cancelled within thirty (30) days (the “Contracts”);

5.1.4 copies of any plans and specifications of the Building and any architectural, engineering or other similar reports with respect to the Property which are in the Vendor’s possession or control; copies of all permits, consents and authorizations (including, without limitation, occupancy permits) relating to the ownership, use or occupancy of the Property which are in the Vendor’s possession or control;

5.1.5 copies of any studies, reports, certificates or permits relating to matters concerning the Property including without limitation, those in relation the environmental condition of the Property, contamination of land, disposal of contamination material and installation or removal of tanks (aboveground or underground), which the Vendor may have in its possession or control;

5.1.6 copies of any agreements, designations, classifications or other documents regarding the historical, cultural or heritage status of the Property (or any building or improvement  forming part thereof, if any which the Vendor may have in its possession or control;

Page - 2

5.1.7 copies of previously-issued work orders, notices of deficiency, notices of violation or other similar notices issued by or on behalf of a governmental authority of which Vendor is aware, and if same exist or existed, remediation and compliance documentation related thereto.

5.1.8 copies of all tax bills including but not limited to property, personal rental taxes and special assessments, MPAC assessments.

All of the documentation referred to in this Section 5.1 is collectively referred to as the “Verification Documentation”.

The Purchaser in its sole, unreviewable and unfettered discretion and its agents shall be permitted, at any time an from time to time after the Vendor’s acceptance hereof, to and including the date which is Fifteen (15) days following the later of (i) such acceptance or (ii) delivery of the Verification Documentation (such period being herein referred to as the “Inspection Period”), to conduct such examinations, evaluations and inspections (including, without limitation, title examinations and satisfaction with the Property migration and encumbrances) in respect of the Property as the Purchaser shall elect to conduct. During the Inspection Period, the Purchaser and its agents may enter upon the Property, with equipment if necessary , during normal business hours of the Vendor for the purpose of inspecting the Property  and making tests thereof.

If the Purchaser in its sole and absolute discretion, is not satisfied with the results of any of its inspections, evaluations or investigations shall receive from its agents any report or reports to the effect that the state and condition of the Property are not satisfactory, in its sole and absolute discretion, or if the Purchaser shall not be satisfied with any aspect of title to the Property, or any other matters which may effect the use or enjoyment of the property in its sole  and absolute discretion, the Purchaser shall, forthwith provide the Vendor with written notice setting out, in reasonable detail, the results in respect of which it is not satisfied, and whether the Purchaser elects either: (1) to terminate this Offer (the “Termination Notice”); or (ii) to afford the Vendor the opportunity to remedy, by the expiry of the Inspection Period, that with which the Purchaser is not satisfied (the “Correction Notice”). Should the Vendor remedy or commence to remedy the problems set out in the Correction Notice by the expiry of the Inspection Period, it shall advise the Purchaser of same by written notice, Should the Termination Notice be given, or the Vendor be unable or unwilling to remedy the problems set out in the Correction Notice by the expiry of the Inspection Period, this Offer shall be null and void as and from the earliest of: (a) the Vendor’s receipt of the Termination Notice; (b) the date the Purchaser receives written notice from the Vendor stating the Vendor’s ability or unwillingness to remedy the problems set out in the Correction Notice; or (c) the expiration of the Inspection Period with the problems set out in the Correction Notice not being remedied to the Purchaser’s satisfaction in its sole and absolute discretion; the First Deposit, together with interest thereon, shall be returned forthwith the Purchaser, and neither party shall be obligated hereunder nor have any claim in damages or other recourse against one another with respect to any matter related to this Offer, save and except for the Indemnification Obligations. If the Purchaser does not provide the Termination Notice or the Correction Notice  as aforesaid, prior to the expiry of the Inspection Period, this Offer to Purchase shall be at an end, the First Deposit shall be returned to the Purchaser together with interest thereon, and neither party shall be obligated hereunder  nor have any claim in damages or other recourse against one another with respect to any matter related to this offer save and except for Indemnification Obligations.

Page - 3

The Purchaser will be permitted access to the property upon forty-eight (48) hours notice to Vendor, during normal business hours in the time period between waiving of Due Diligence conditions and Closing for the purpose of inspection and planning.

5.2 The Purchaser covenants that it has the opportunity, prior to the end of the Inspection Period, to thoroughly inspect, evaluate and investigate the Property, including, without limitation, title thereto, its environmental state and condition and the state and condition and the state and condition of its soils, to the extent the Purchaser deems necessary in order to enable it to evaluate its purchase thereof. The Purchaser represents that it is relying solely on its own expertise and that of its agents and consultants as to such state and condition in connection with the transaction contemplated by this Agreement. The Purchaser declares that it is relying upon and shall rely upon such investigations, evaluations and examinations which it may conduct subsequent to the date hereof in consummating its purchase of the Property. The Purchaser acknowledges that it will be acquiring the Property on an “as is, where is” basis and at its own risk and peril. The Purchaser agrees to execute the attained Environmental Indemnity Agreement attached as Schedule “B” contemporaneously with this Agreement. Any default under that Agreement shall constitute a default under that Agreement.

6.	VENDOR’S REPRESENTATIONS AND WARRANTIES.

6.1	By its acceptance of this Offer, the Vendor represents and warrants to the Purchaser that:

6.1.1
The Vendor is now and on Closing shall be the registered and beneficial owner of the Property and the Vendor has the absolute right to sell, transfer and convey the Property and Purchased Assets to the Purchaser;

6.1.2	there are no claims, actions or proceedings pending or threatened or judgments outstanding against the Vendor relating to the Property of which the Vendor has knowledge;

6.1.3	at closing, there will be no leases or accepted offers to lease or other agreements granting to any person the right to use or occupy all or any part of the Property;

6.1.4
there are no orders or judgments of any authority having jurisdiction (including, without limitation, any insurer or board of insurers) requiring any work on or expenditure of money in respect to the Property of which the Vendor is aware which have not been complied with;

6.1.5	the Vendor is not a non-resident within the meaning of the Income Tax Act (Canada);

6.1.6
there are no outstanding work orders, notices, notices of deficiency, notices of violation or other similar notices issued by or on behalf of any governmental authority in respect of the Property of which the Vendor is aware;

6.1.7	there are no real estate tax appeals or disputes pending with respect to the Property. At Closing, all real estate taxes then due and payable in respect of the Property will have been fully paid;

6.1.8
no consents, approvals or authorizations of any third parties are required in connection with the execution, delivery, and performance of this Offer by the Vendor. The Vendor is a corporation duly incorporated an validly subsisting under the laws of this jurisdiction of incorporation. The acceptance of this Offer by the Vendor, the performance by the Vendor of its obligations pursuant hereto will be at Closing duly authorized by all necessary corporate action of the Vendor. This Offer has been duly accepted by the Vendor and constitutes a legal, valid and biding obligation of Vendor, enforceable against it in accordance with its terms;

6.1.9
the Vendor shall discharge at his expense on or before Closing all registered mortgages, liens, agreements, encumbrances and security interests against the Property save and except the “Permitted Encumbrances” as set out in the Schedule “C”;

6.1.10	to the best of the Vendors knowledge, there are no environmental contaminants on the Property and no orders have been issued with respect to environmental matters associated with the Property.

6.2
All of the representations and warranties of the Vendor contained in this Offer are true, correct and complete on an as of the date of the Vendors acceptance hereof and shall be true on an as of the Closing Date as through given on such date, and shall survive the Closing for twelve (12) months.

Page - 4

7.	PURCHASER’S REPRESENTATIONS AND WARRANTIES.

7.1           By this Offer, the Purchaser represents and warrants to the Vendor that:

7.1.1
no consents, approvals or authorizations of any third parties are required in connection with the execution, delivery and performance of this Offer by the Purchaser is a corporation duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation. The extending of this Offer by the Purchaser and the performance by the Purchaser of its obligations pursuant hereto have been duly authorized by all necessary corporate action of the Purchaser. This Offer has been duly made by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against  it in accordance with its terms;

7.1.2
all of the representation and warranties of the Purchaser contained in this Offer are true, correct and complete on and as of the date of the Purchaser’s extending of this Offer and shall be true on and as of the Closing Date as though given on such date, shall survive the Closing and shall be repeated in the Deed of Sale as of the date of execution thereof;

7.1.3
The Purchaser is and at Closing, will be registered under Division V of Part IX of the Excise Tax Act (Canada) for the collection and remittance of the goods and services taxes (“GST”) and their GST registration number is 810392159RT0001;

7.1.4
The execution, delivery and performance of this Offer by the Purchaser does not constitute a default under any agreement or other instrument to which the Purchaser is a party or to which the Purchaser is subject or violate any judgment, injunction or decree of any court to which the Purchaser is subject;

7.2
All of the representations and warranties of the Purchaser contained in this Offer are true, correct and complete on and as of the date of this Offer and shall be true on as of the Closing Date as though given on such date, and shall survive the Closing.

8.	VENDORS COVENANTS.

8.1
From the date hereof to the Closing any insurance currently on the Property shall be kept and maintained, and no change shall be made to such insurance policy or policies, nor will such insurance be terminated or be allowed to expire.

8.2	Until closing, the Vendor shall continue to maintain the Property in a manner consistent with the Vendors past practices.

8.3
On or before Closing the Vendor shall be permitted but not required to remove all equipment other than the Purchased Assets. The building with be delivered in a broom swept condition and otherwise “as is”.

9.
CONDITIONS IN FAVOUR OF THE PURCHASER.   The Purchaser’s obligation to close the transaction contemplated by this Offer is conditional upon the occurrence or satisfaction of the following events, conditions and requirements, in each case in a manner satisfactory to the Purchaser and its legal counsel;

9.1
All of the representations and warranties of the Vendor in this Offer shall be true and correct as at the time of Closing with the same force and effect as if such representations and warranties had been made on and as of such date and the Vendor shall have performed all of its obligations and covenants as set out in this Offer in the manner required by this Offer.

9.2	The Vendor shall have executed and delivered all such other deeds, documents and other instruments as it is required to deliver pursuant to this Offer.

The conditions in this Section 9 are for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at or prior to Closing by notice in writing to the Vendor.

10.
CLOSING CONTITIONS IN FAVOUR OF THE VENDOR.   The Vendors obligation to close the transactions contemplate by this Offer is conditional upon the occurrence or satisfaction of the following events, conditions and requirements, in each case in a manner satisfactory to the Vendor and its legal counsel;

10.1	The Purchaser shall certify to the Vendor, at Closing, that the Purchaser is, at the time of Closing, a resident of Canada within the meaning of the Income Tax Act (Canada.)

10.2	The payment of the Purchase Price shall be made in accordance with this Agreement, subject to adjustment as set out herein.

10.3
All of the representations and warranties of the Purchaser in this Offer shall be true and correct as at the time of Closing with the same force and effect as if such representations and warranties had been made on and as of such date and the Purchaser shall have performed all of its obligations and covenants as set out in this Offer in the manner required by this Offer.

Page - 5

10.4	The Purchaser shall have executed and delivered all such other deeds, documents and other instruments as it is required to deliver pursuant to this Offer.

The conditions in this Section 10 are for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor at or prior to Closing by notice in writing to the Vendor.

11.
REFERECE TO STATUTES.   Except as otherwise provided in this Agreement, references to any statute herein shall be deemed to be a reference to such statute and any and all regulations from time to time promulgated thereunder and to such statute and regulations as amended or re-enacted from time to time. Any reference herein to a specific section or sections, paragraph or paragraphs and/or clause or clauses of any statute or regulations promulgated thereunder shall be deemed to include a reference to any corresponding provisions of future law.

12.
COSTS.   The Purchaser shall pay the costs of the registration of the Transfer/Deed of Land and the Land Transfer Tax and provide a copy for the Vendor forthwith; all legal costs incurred by each party shall be borne by such party. The Purchaser shall be responsible for the payment of the fees an costs of the Transfer/Deed of Land and land transfer taxes which are payable upon registration of the Transfer/Deed of Land. The Vendor will pay all costs associated with discharging all encumbrances.

13.
OWNERSHIP AND ADJUSTMENTS.   The Purchaser shall become owner and be given vacant possession of the Property at the time of Closing. All taxes (whether general or special, municipal, inter-municipal and school) imposed on the Property shall be adjusted as of the date of Closing together with rents and such other items which are typically adjusted in commercial real estate transactions, in the Province of Ontario. If at Closing there are any items in respect of which adjustments cannot be made until a later date, adjustments in respect of such items shall be made on an estimated basis at Closing to adjust such items as soon as the requisite information become available. All adjustments at Closing shall be subject to re-adjustment following Closing in the event that they are determined to have been incorrect or omitted.

14.
DAMAGE AND DESTRUCTION.   The Property shall remain at the risk of the Vendor until Closing. Pending Closing, the Vendor shall hold all insurance policies and the proceeds thereof in trust for the Purchaser and the Vendor, as their respective interests may appear. If the Property is damaged or destroyed, in whole or in part, by fire or other hazard prior to Closing, then the Purchaser shall have the option to either (i) accept the insurance proceeds and to proceed with the transactions contemplated herein on the terms hereof, or (ii) terminate this Offer. The Vendor shall notify the Purchaser promptly of the occurrence of any such damage or destruction and the Purchaser shall notify the Vendor on or before the earlier of the time fixed for Closing and the day which is ten(10) days following its receipt of the Vendors notice as to which of the options set out above it has elected. The Purchaser shall be deemed to have elected the option in clause (ii) if no notice is given by it within such delay unless Closing occurs. If the Purchaser elects the option in clause (i) above, the Vendor shall assign the Purchaser, at Closing, all of its right, title and interest in an to the insurance proceeds arising from the occurrence of such damage or destruction except for business interruption and los of rental income insurance proceeds. If the Purchaser elects  or is deemed to have elected to terminate this Offer, the Offer shall be null and void and of no further effect as and from delivery of its notice of termination or expiry of the ten (10) day delay referred  to above, as the case may be, the Deposits and all interest thereon shall be returned to the Purchaser on its demand and neither party shall have any further obligations to the other hereunder, save and except for the Indemnification Obligations.

15.	EXPROPRIATION. If expropriation proceedings are instituted in respect of the Property or any portion thereof prior to the Closing, the Vendor shall promptly notify the Purchaser in writing of same.

15.1 Should the expropriation proceedings provide for the taking of possession of any Portion of the Property which materially affect the marketability of the Property, the Purchaser may elect to terminate this Offer by written notice delivered to the Vendor within ten (10) days following the Purchaser receipt of the Vendors notice referred to hereinabove, and in such event, the Deposits and all interest thereon shall be returned to the  Purchaser on its demand and neither party shall have any further obligations to the other hereunder, save and except for the Indemnification Obligations.

15.2
Should the Purchaser not have elected to terminate this Offer in the manner provided for in Section 15.1, the Vendor shall assign and transfer to the Purchaser, at Closing, all of the Vendors rights to any amounts payable pursuant to such proceedings.

15.3
For greater certainty, it is agreed that should the Purchaser elect to terminate this Offer as provided for in Section 15.2, any amounts payable pursuant to the expropriation proceedings shall belong exclusively to the Vendor.

16.
DELIVERIES BY PURCHASER.   At Closing, the Purchaser shall execute or deliver each of the following, as the case may be, in each case in form and substance acceptable to the Vendor and its legal counsel, acting reasonably:

16.1	The balance due on Closing required pursuant to Section 2;

16.2	the GST Declaration and indemnity;

Page - 6

16.3	Undertaking to Readjust and items of the Statement of Adjustments;

16.4
Any other deeds, documents or other instruments which the Vendor or its counsel may reasonably require in order to give effect to the transaction contemplated hereby, including but not limited to a directors resolution of each of the Purchaser and any assignee of the Purchaser.

17.
DELIVERIES BY VENDOR.   At Closing, the Vendor shall execute or deliver, or cause to be executed on delivered, each of the following, as the case may be, in each case in form and substance acceptable to the Purchaser and its legal counsel, acting reasonably:

17.1  Registrable Transfer/Deed of Land (in electronic registration format) of the Property or such other instrument as is customarily used to transfer title to the Property in Ontario in a form acceptable for registration;

17.2	the Bill of Sale with respect to Purchased Assets;

17.3	the Statement of Adjustments delivered at least five (5) Business Days prior to Closing;

17.4	keys;

17.5	Undertaking to Readjust; and

17.6
Any other deeds, documents or other instruments which the Purchaser or its counsel may reasonably require in order to give effect to the transaction contemplated hereby, including but not limited to directors resolutions of the Vendor.

18.
NOTICES.   Any notice given pursuant hereto shall be in writing and may be delivered in person or by courier service or by telecopy or by e-mail to the Vendor or to the Purchaser at their respective addresses as set forth below:

To the Purchaser at:                                   Gauthier & Associates
507 Place d’Armes, Suite 1550
Montreal, QC H2Y 2W8

Attention:                      Guy Baillargeon
e-mail: guymaillargeon@aquablueinternational.com
Telecopier: 1.514.395.8177

To the Vendor at:                                   Heenan Blaikie LLP
200 Bay Street, Suite 2600
Royal Bank Plaza, South Tower
Toronto, ON M5J 24

Attention:                      Andrea White
e-mail:                      awhite@heenan.ca
Telecopier: 1.866.875.2103

Such notices shall be deemed to have been received, if delivered in person or by courier service, when so delivered, and if sent by telecopy or e-mail, at the time transmission is completed; provided that if delivery occurs or transmission is completed on a day which is not a business day in the jurisdiction of the addressee, or after 5 p.m. in such jurisdiction, the notice shall be deemed to have been received on the first following business day in such jurisdiction. Any party may give notice to the other changing the address as hereinabove set forth. Notice may be given by a party or its legal or notarial counsel.

19.
SUCCESSORS AND ASSIGNS . The agreement resulting from the acceptance of the Offer herein granted shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, successors and permitted assigns. The Purchaser may not assign this Offer or any right, title or interest therein or thereunder prior to Closing, unless the assignee assumes and binds itself solidarily with the Purchaser for all of the Purchasers obligations arising from this Offer as if it had been the original “Purchaser” hereunder. Upon the occurrence of an assignment permitted by the immediately preceeding sentence and written notification thereof to the Vendor by the Purchaser and the assignee and delivery of an copy of the assignment and assumption agreement signed by the Purchaser and the assignee, the Purchaser shall be released  from the future performance of such obligations.

20.	SURVIVAL. The provisions of this Offer shall survive any closing hereunder.

21.
WAIVER OR PERFORMANCE.   The parties confirm that time is of the essence as regards each and every of the provisions of this Offer. Waiver of performance or satisfaction of timely performance or satisfaction of any condition, covenant, requirement, obligation or warranty by one party shall not be deemed to be a waiver of the performance or satisfaction of any other condition, covenant, requirement, obligation or warranty unless specifically consented to in writing and any and all waivers shall be valid only if in writing.

22.
COMPLETE CONTRACT.   This Offer represents the complete and entire understanding and agreement between the parties hereto with respect to all matters involved in this transaction and supersedes any and all prior agreements whether written or oral. No agreements or provisions, unless incorporated herein, shall be binding on either party hereto.

23.
OTHER PROVISIONS.   If for any reason, any section or provision of this Offer or the application thereof to any person, entity or circumstances shall be held to any person, entity or circumstances shall be held to any extent to be invalid, unenforceable or contrary to any existing or future laws, then the remainder of this Offer, or the application of such section or provision, to persons, entities, or circumstances other than those with respect to which it has been held invalid or unenforceable shall not be affected thereby and each section and provision shall be valid and enforced to the fullest extent permitted by law.

Page - 7

24.	GST. With respect to the Goods and Services Tax (the GST payable pursuant to the Excise Tax Act(Canada)) (the “Act”), the parties covenant and agree as follows:

(a)           the Purchaser shall pay to the Vendor on closing by certified cheque all GST payable as a result of the transaction contemplated by this Agreement in accordance with the Act and the Vendor shall remit such GST to the Receiver General for Canada when and to the extent required by the Act;

(b)
notwithstanding paragraph (a) above, the Vendor shall be exempted from collecting GST from the Purchaser in connection with the transaction contemplated by this Agreement if the Purchaser or the Recipient as that term is defined in the Act as the case may be is a registrant under the Act, and in that event the Purchaser shall be liable, shall self-assess, shall file returns and remit such GST to the applicable authority under the Act when and to the extent required by the Act, and GST shall not be payable on Closing.

(c)
the Purchaser shall indemnify and save the Vendor harmless from and against any liability of the Vendor under the Act arising because of a breach of the obligations of the Purchaser set out in this section or arising under the Act, together with all losses, costs and expenses resulting from such breach;

(d)	the Purchaser shall provide a certificate on Closing confirming the matters noted in this section including the Purchasers GST registration number.

25.
GOVERNING LAW.   The agreement constituted by this Offer and its acceptance shall be governed by and shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

26.	TERMINATION .

26.1
if the Purchaser fails or refuses to perform its obligations or fulfill its covenants under this Offer and the Vendor is not in default under any of the terms and provisions hereof, the Vendors sole right or recourse will be to terminate this Offer by written notice to the Purchaser at any time after the date fixed for Closing, without further formality, and in such event the Deposits and all interest earned thereon shall be paid to the Vendor as liquidated damages and in full settlement of all claims of the Vendor against the Purchaser arising out of this Offer, and the Purchaser and the Vendor shall thereupon be relieved of all obligations under this Offer, and neither party shall have any other claim in damages or other recourse against the other.

26.2
If the Vendor fails or refuses to perform its obligations or fulfill its covenants under this Offer or if any of the conditions required to be fulfilled by the Vendor are not met and the Purchaser shall be entitled to exercise such rights, recourse and remedies as are available to it at law, including without limitation, the right to require specific performance.

27.
COUNTERPARTS.   This Agreement may be executed in any number of counterparts and all such counterparts shall for all purposes constitute one agreement binding all the parties hereto, notwithstanding that all parties are not signatory to the same counterpart. The Vendor and the Purchaser acknowledge and agree that this offer, acceptance of this offer or counter offer and any notices required to be given hereunder may be communicated by facsimile transmission or other means of recorded electronic communication which shall be equally binding and duly accepted as an original agreement. Such acceptance shall be deemed communicated at the time and on the date of faxing. The Vendor and the Purchaser agree to execute two (2) copies of the Agreement on the same document and provide  to each other an original copy of such Agreement immediately following acceptance of this offer or counter-offer.

REMAINDER OF PAGE INTENTIONALLY BLANK

Page - 8

28.
ACCEPTANCE.   This Offer is open for acceptance by the Vendor up to but not after 5:00 p.m., Toronto time, on the 13 th day of March, 2009. If the Purchaser has not received at the address referred to in Section 18 above a copy of this Offer duly signed for acceptance by the Vendor this Offer shall be null and void.

29.	ACCESS AGREEMENT

The Vendor will be permitted access to the property at any time before and after Closing for the purpose of removing the “Excluded Assets”.

Page - 9

SCHEDULE “A”
LEGAL DESCRIPTION

PIN: 05265-0240 (LT)

LT 78-86, PL 407 LANARK S MONTAGUE;

PT LT 29-30, CON 3 MONTAGUE

AS IN RS83599 AND RS120713; SMITH FALLS

Page - 10

SCHEDULE A-1

I acknowledge receipt of the Smiths Falls List of Assets an I recognize the said List of Assets as representing the assets at the facility as of December 31 st 2008 with the variances to it as mentioned and described in Mr. Jeffrey Edleman’s email dated March 11, 2009 appended to Schedule A-1 of the Offer to Purchase from Aquablue International, Inc.

Page - 11